As filed with the Securities and Exchange Commission on June 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WSFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-2866913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Delaware Avenue

Wilmington, DE 19801

(302) 792-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Turner

President and Chief Executive Officer

500 Delaware Avenue

Wilmington, DE 19801

(302) 792-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Frank M. Conner III

Michael P. Reed

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001

(202) 662-5986

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(8)
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock, par value $.01 per share (2)
Depositary Shares (3)
Common Stock, par value $.01 per share (4)
Warrants (5)
Stock Purchase Contracts (6)
Units (7)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(2)	There is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time at indeterminate prices, by the registrant. An indeterminate number of shares of Preferred Stock may also be issued upon settlement of the Stock Purchase Contracts.
(3)	There is being registered hereunder an indeterminate number of shares of Depositary Shares to be evidenced by depositary receipts. Each Depositary Share will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of Preferred Stock. An indeterminate number of Depositary Shares may also be issued upon settlement of the Stock Purchase Contracts.
(4)	An indeterminate number of shares of Common Stock may also be issued upon the exercise of Warrants or settlement of the Stock Purchase Contracts.
(5)	An indeterminate amount and number of Warrants are being registered hereunder, representing rights to purchase Preferred Stock, Depositary Shares or Common Stock registered hereunder.
(6)	There is being registered an indeterminate number of Stock Purchase Contracts under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Preferred Stock, Depositary Shares or Common Stock. No separate consideration will be received for such Stock Purchase Contracts.
(7)	There is registered hereunder an indeterminate number of Units including securities registered hereunder that may be sold from time to time. Any securities registered hereunder may be sold separately or as Units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.
(8)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $10,088 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3, File No. 333-183200, filed by the registrant on August 9, 2012 having an aggregate initial offering price of $95,000,000. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrant will pay the registration fee on a pay-as-you-go basis pursuant to Rule 456(b).

PROSPECTUS

WSFS Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

We may offer and sell from time to time, in one or more series, our senior and subordinated debt securities, shares of our preferred stock, depositary shares, shares of our common stock, warrants to purchase other securities, stock purchase contracts, or units consisting of a combination of two or more of these securities. The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling shareholders to be identified in the future. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Stock Market and trades under the ticker symbol “WSFS”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and contained in our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2016.

Unless the context requires otherwise, references to “we,” “us,” “our,” “WSFS,” “registrant” or similar terms are to WSFS Financial Corporation and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and units in one or more offerings up to an indeterminate total dollar amount. The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at the offices of the NASDAQ Stock Market. For further information on obtaining copies of our public filings at the NASDAQ Stock Market, you should call 212-401-8700.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

•	Current Reports on Form 8-K filed on January 28, 2016, May 3, 2016 and May 11, 2016;

•	Schedule 14A filed March 30, 2016; and

•	The description of our common stock, par value $.01 per share, contained in our Registration Statement on Form 8-A that we filed with the SEC on July 7, 1989, and any amendment or report filed with the SEC for the purpose of updating this description.

These documents are available without charge to you on the Internet at www.wsfsbank.com or if you call or write to: Investor Relations, WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, (302) 792-6000. Our periodic reports are also available on our website at www.wsfsbank.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the Company. Statements included or incorporated by reference in this prospectus may constitute forward-looking statements herein. Some of the statements made by the Company, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “will,” “would,” “believe,” “expect,” “hope,” “anticipate,” “estimate,” “intend,” “plan,” “strive,” “hopefully,” “try,” “assume” or similar expressions constitute forward-looking statements.

These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the Company and are not historical facts. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond the Company’s control).

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our annual report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated in this prospectus by reference (and in any of our documents with the SEC that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.

THE COMPANY

WSFS Financial Corporation (the “Company”, “we”, “our” or “us”) is parent to Wilmington Savings Fund Society, FSB (“WSFS Bank” or the “Bank”), the seventh oldest bank and trust company in the United States continuously operating under the same name. At $5.6 billion in assets and $13.2 billion in fiduciary assets as of December 31, 2015, WSFS Bank is also the largest bank and trust company headquartered in Delaware and the Delaware Valley. WSFS Bank has been in operation for 184 years. In addition to its focus on stellar customer service, the Bank has continued to fuel growth and remain a leader in our community. We are a relationship-focused, locally-managed, banking institution. For the tenth consecutive year, our Associates (what we call our employees) ranked us a “Top Workplace” in Delaware and for the fifth year in a row the readers of the Delaware News Journal voted us the “Top Bank” in the state. We state our mission simply: “We Stand for Service.” Our strategy of “Engaged Associates delivering Stellar Service growing Customer Advocates and value for our Owners” focuses on exceeding customer expectations, delivering stellar service and building customer advocacy through highly-trained, relationship-oriented, friendly, knowledgeable and empowered Associates. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus under the heading “Where You Can Find More Information.”

The Company is a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and service our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

Our principal executive offices are located at 500 Delaware Avenue, Wilmington, Delaware, and our telephone number at that address is (302) 792-6000.

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges (from continuing operations) and earnings to fixed charges and preferred stock dividends for the most recent interim period ended as of March 31, 2016, and for each of the five fiscal years ended December 31, 2015, 2014, 2013, 2012 and 2011 are as follows:

	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges
Excluding interest on deposits	8.13x	8.08x	7.18x	7.30x	4.45x	2.91x
Including interest on deposits	5.41x	5.41x	4.84x	4.83x	2.72x	1.87x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	8.13x	8.08x	7.18x	6.06x	3.63x	2.52x
Including interest on deposits	5.41x	5.41x	4.84x	4.33x	2.49x	1.78x

(1) Earnings have been calculated by adding combined fixed charges to consolidated income from continuing operations before income taxes. Combined fixed charges, excluding interest on deposits, consist of interest expense, amortization of deferred financing costs, that portion of rental expense considered to be representative of an interest factor and preferred stock dividends. For all periods, we computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Covington & Burling LLP. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of WSFS Financial Corporation and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by WSFS Financial Corporation.

Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Trustee and depositary fees and expenses	(2)
Blue sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)	The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $10,088 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3, File No. 333-183200, filed by the registrant on August 9, 2012 having an aggregate initial offering price of $95,000,000.
(2)	These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

We have authority under Delaware General Corporation Law to indemnify our directors and officers to the extent provided in such statute. Our Certificate of Incorporation provides that we shall indemnify our executive officers and directors to the fullest extent authorized by law either now or hereafter. In general, Delaware law permits a Delaware corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation’s request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Additionally, we have authority under the Delaware General Corporation Law to eliminate or limit the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, provided that we may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation limits the liability of directors to the fullest extent permitted by law either now or hereafter.

The provisions of the Delaware General Corporation Law that authorize indemnification and limitation of personal liability do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) violations of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought from us, nor are we aware of any threatened litigation that may result in claims for indemnification from us by any officer or director.

Further as permitted by the Delaware General Corporation Law, we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation.

Item 16.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of WSFS Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011).

3.2	Certificate of Amendment, dated May 1, 2015, to the Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of WSFS Financial Corporation’s Current Report on Form 8-K filed on May 5, 2015).

3.3	Amended and Restated Bylaws of WSFS Financial Corporation (incorporated by reference to Exhibit 3.2 of WSFS Financial Corporation’s Current Report on Form 8-K filed on November 21, 2014).

4.1	Senior Debt Indenture, dated as of August 27, 2012, between WSFS Financial Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form 8-A filed with the SEC on August 27, 2012, File No. 001-35638).

4.2	Form of Subordinated Debt Indenture.**

4.3	Form of Senior Debt Security (included in Exhibit 4.1).

4.4	Form of Subordinated Debt Security (included in Exhibit 4.2).

4.5	Form of Preferred Stock Certificate.*

4.6	Form of Depositary Agreement and Certificate.*

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form S-3 filed on June 9, 2010, File No. 333-167404).

4.8	Form of Warrant Agreement and Certificate.*

4.9	Form of Stock Purchase Contract Agreement.*

4.10	Form of Unit Agreement and Unit Certificate.*

5.1	Opinion of Covington & Burling LLP.**

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.**

23.1	Consent of KPMG LLP.**

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).**

24.1	Powers of attorney (included on the signature pages herewith).**

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee for the Senior Debt Securities under the Senior Debt Indenture.**

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee for the Subordinated Debt Securities under the Subordinated Debt Indenture.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment to this registration statement.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 8, 2016.

WSFS Financial Corporation

By:	/s/ Rodger Levenson
Name:	Rodger Levenson
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below appoints each of Mark A. Turner and Rodger Levenson, his or her true and lawful attorney-in-fact, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign individually any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any registration statement (including exhibits thereto and other documents in connection therewith) filed by the registrant under Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform individually each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming any such act and thing that said attorneys-in-fact or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of June, 2016 by the following persons in the capacities indicated.

Signature	Title
/s/ Mark A. Turner	President, and Chief Executive Officer,
Mark A. Turner	and a Director (principal executive officer)

/s/ Rodger Levenson	Executive Vice President, and Chief
Rodger Levenson	Financial Officer (principal financial officer)

/s/ Charles K. Mosher
Charles K. Mosher	Senior Vice President and Controller

Chairman of the Board
Marvin N. Schoenhals

/s/ Charles G. Cheleden	Vice Chairman of the Board
Charles G. Cheleden	and Lead Director

/s/ Anat Bird
Anat Bird	Director

/s/ Francis B. Brake
Francis B. Brake	Director

/s/ Jennifer W. Davis
Jennifer W. Davis	Director

Donald W. Delson	Director

/s/ Eleuthère I. du Pont
Eleuthère I. du Pont	Director

/s/ Calvert A. Morgan, Jr
Calvert A. Morgan, Jr	Director

/s/ David G. Turner
David G. Turner	Director